EXHIBIT 4.3.1.5


                           GMAC COMMERCIAL FINANCE LLC
                           1299 Avenue of the Americas
                            New York, New York 10104

                                                          As of February 4, 2004

DELTA MILLS, INC.
100 Augusta Street
Greenville, South Carolina  29601

             Re: Consent Under Credit Agreement and Other Documents

Gentlemen:

         Reference is made to the Revolving Credit and Security Agreement dated as of March 31, 2003 (as amended, restated, renewed, extended, supplemented, substituted, or otherwise modified, the "Credit Agreement"), by and between DELTA MILLS, INC. ("Borrower") and GMAC COMMERCIAL FINANCE LLC, as successor by merger to GMAC COMMERCIAL CREDIT LLC, as a lender and as agent for the lenders party to the Credit Agreement from time to time (in such capacity, "Agent"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         Borrower has requested that Agent consent to the Borrower making certain prepayments under the Borrower's Deferred Compensation Plan for Key Managers and Agent has agreed to do so, subject to the terms and conditions contained herein.

         A. Consent to Prepayment. Borrower has requested that Agent consent to the Borrower making certain prepayments in respect of its Deferred Compensation Plan For Key Managers, as provided in that certain Second Amendment to Delta Woodside Group Deferred Compensation Plan For Key Managers dated as of January 16, 2004 (the "Second Plan Amendment"), which prepayment would otherwise be prohibited under Section 7.17 of the Credit Agreement. Agent hereby consents to such prepayment as provided in the Second Plan Amendment; provided that immediately prior to and after giving effecting to any such prepayment, no Event of Default then exists or would exist and Borrower shall have an Undrawn Availability of not less than $1.00.

         B. General Provisions.

                  1. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement or the Factoring Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement, Factoring Agreement, and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by Agent of any other provision of the Credit Agreement, the Factoring Agreement or any of the Other Documents nor shall anything contained herein be construed as a consent by Agent to any transaction other than those specifically consented to herein.

                  2. The terms and provisions of this agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this agreement.


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                  3. This agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

                  4. This agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.



                                  Very truly yours,

                                  GMAC COMMERCIAL FINANCE LLC,
                                  as Agent and Lender

                                  By:      /s/ John Hendrickson  2/04/04
                                       --------------------------------------
                                  Title: Senior Vice President


ACKNOWLEDGED AND AGREED:

DELTA MILLS, INC.

By:      /s/ William H. Hardman, Jr.  2/04/04
         ------------------------------------------
Title:   CFO